SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 30, 2002

                      United Pan-Europe Communications N.V.
             (Exact name of registrant as specified in its charter)

                                 The Netherlands
                 (State or Other Jurisdiction of Incorporation)

                                    000-25365
                            (Commission File Number)

                                   98-0191997
                     (I.R.S. Employer Identification Number)

                                Boeing Avenue 53
                             1119 PE, Schiphol Rijk
                                 The Netherlands
              (Address and zip code of principal executive offices)

                                (31) 20-778-9840
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

     On September 30, 2002, United Pan-Europe Communications N.V. (the "Company") issued a press release announcing that, in connection with the proposed restructuring of its capitalization (the "Restructuring"), it has entered into a Restructuring Agreement, dated September 30, 2002 (the "Restructuring Agreement") with its parent company, UnitedGlobalCom, Inc. ("UGC"), certain subsidiaries of UGC, New UPC, Inc., a company formed for purposes of effectuating the Company's restructuring ("New UPC"), and certain holders (the "Participating Noteholders") of the Company's $200.0 million and
(euro)100.0 million 10 7/8% Senior Notes due 2007, $800.0 million and
(euro)300.0 million 10 7/8% Senior Notes due 2009, $735.0 million 12 1/2% Senior Discount Notes due 2009, $252.0 million and (euro)101.0 million 11 1/4% Senior Notes due 2009, $478.0 million and (euro)191.0 million 13 3/8% Senior Discount Notes due 2009, $600.0 million and (euro)200.0 million 11 1/4% Senior Notes due 2010, $300.00 million 11 1/2% Senior Notes due 2010 and $1.0 billion 13 3/4%
Senior Discount Notes due 2010 (the "UPC Notes"). The Company also announced that its wholly-owned subsidiary, UPC Distribution Holding B.V. ("UPC Distribution"), has entered into a waiver and amendment (the "Waiver and Amendment") to the senior secured credit facility dated October 26, 2000 (the "UPC Distribution Facility") among UPC Distribution, as Borrower, TD Bank Europe Limited and Toronto Dominion (Texas), Inc., as Facility Agents, and a group of banks and financial institutions. The full text of the press release is attached as Exhibit 99.1 hereto.

Restructuring Agreement

     The following is a summary of the significant terms of the Restructuring Agreement. The summary set forth below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the detailed provisions of the Restructuring Agreement. The full text of the Restructuring Agreement is attached as Exhibit 99.2 hereto.

     Agreed Restructuring Process

     Under the Restructuring Agreement, the Company, New UPC, UGC (and certain other members of the UGC Group (as defined hereinafter)) and the Participating Noteholders have agreed that (i) the 6% Guaranteed Discount Notes due 2007 (the "Belmarken Notes") of the Company and Belmarken Holding B.V. ("Belmarken"), (ii) the UPC Notes, (iii) the Series 1 Convertible Preference Shares A of the Company (the "UPC Preference Shares"), (iv) the Priority Shares of the Company (the "UPC Priority Shares"), (v) the ordinary shares A of the Company (the "UPC Ordinary Shares A") and (vi) the claims of other unsecured creditors of the Company will be converted into shares of Common Stock of New UPC ("New UPC Common Stock") on the terms set forth in the Restructuring Agreement. New UPC is a newly-formed company, incorporated in the State of Delaware, that will act as the holding company for the Company upon completion of the Restructuring.

     The Restructuring is expected to consist of several different elements. Under the Restructuring Agreement, the Company has agreed to

     (i) file a voluntary case under Chapter 11 of the United States Bankruptcy Code (the "U.S. Bankruptcy Code") and a plan of reorganization (the "Plan") and

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          disclosure statement with the United States Bankruptcy Court (the
          "U.S. Bankruptcy Court") and

     (ii) file a voluntary provisional moratorium petition and a plan of compulsory composition (Akkoord) (the "Akkoord") under the Dutch Bankruptcy Code (Faillissementswet) (the "Dutch Bankruptcy Code") in the Amsterdam Court (the "Dutch Court").

In addition, solely for the purpose of carrying out the Plan in a manner consistent with Dutch law, to the extent necessary to qualify the Plan under applicable Dutch securities laws, simultaneously with the proposal of the Akkoord, New UPC has agreed, for purposes of Dutch law and, to the extent permitted under applicable securities laws, solely with respect to individuals and entities who are not U.S. persons (as such term is defined in Rule 902(k) under the Securities Act of 1933), to offer a specified number of shares of New UPC Common Stock with the noteholders and creditors of the Company in consideration for transferring their claims against the Company to New UPC.

     Distribution of Shares of New UPC Common Stock under the Plan and the
Akkoord

     The Plan and the Akkoord will set forth the number of shares of New UPC Common Stock to be distributed to

     (i) UGC and its subsidiaries (the "UGC Group") in conversion of the Belmarken Notes and the UPC Notes held by the members of the UGC Group,

     (ii) the holders of the UPC Notes other than the UGC Group,

     (iii) the holders of the UPC Preference Shares, the UPC Ordinary Shares A and the UPC Priority Shares and

     (iv) the other unsecured creditors of the Company.

     Under the Plan, each holder of UPC Notes and of any other claim against the Company to the extent such claim is in the same class as the UPC Notes will be offered two options: the first option will entitle such creditor to receive a number of shares of New UPC Common Stock (to be determined as part of the Restructuring) per $1,000 of allowed claim from New UPC in consideration for transferring its claim against the Company to New UPC ("Option 1") and the second option will entitle such creditor to receive a number of shares of New UPC Common Stock per $1,000 of allowed claim from the Company equal to 75% of the number of shares of New UPC Common Stock per $1,000 of allowed claim from New UPC offered pursuant to Option 1 in final discharge of their rights against the Company ("Option 2"). Under the Akkoord, the creditors of the Company will receive a specified number of shares of New UPC Common Stock per $1,000 of allowed claim which will be identical to the number of shares of New UPC Common Stock that a holder of UPC Notes will receive in final discharge of its UPC Notes pursuant to Option 2. Solely for the purpose of carrying out Option 1 in a manner consistent with Dutch law, to the extent necessary to qualify Option 1 under applicable Dutch securities laws, simultaneously with the proposal of the Akkoord, New UPC will, for purposes of Dutch law and, to the extent permitted under applicable securities laws, solely with respect to

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individuals and entities who are not U.S. persons (as such term is defined in
Rule 902(k) under the Securities Act of 1933), offer a specified number of shares of New UPC Common Stock with the noteholders and other creditors of the Company in consideration for transferring their claims against the Company to New UPC which will be identical to the number of shares of New UPC Common Stock per $1,000 of allowed claim that creditors of the Company will receive in consideration for their claims against the Company pursuant to Option 1.

     In addition, the Company intends to ensure that the implementation of the Plan, including, without limitation, the distribution of shares of New UPC Common Stock to the creditors and equity holders of the Company, will be made in accordance with all applicable laws, including the applicable securities laws of the United States, The Netherlands and Luxembourg.

     Upon consummation of the Plan and the Akkoord, it is anticipated under the Restructuring Agreement that the following percentages of the total number of shares of New UPC Common Stock will be distributed to the UGC Group, the holders of the UPC Notes (other than the UGC Group) (assuming that Option 1 applies to all UPC Notes) and the holders of the UPC Preference Shares, the UPC Ordinary Shares A and the UPC Priority Shares and other claims treated as equity claims (subject to potential dilution by issuance of additional shares of New UPC Common Stock as described in "Treatment of Other Creditors of the Company," "Shares of New UPC Common Stock Issuable under Management Incentive Plans" and "Capital Subscription in New UPC on the Effective Date" below):


                                            Percentage of Total Number of Shares
Security Holder of the Company               of New UPC Common Stock Distributed

Belmarken Notes and UPC Notes owned by UGC Group
on the date of the Restructuring Agreement                     65.5%


UPC Notes (other than UPC Notes owned by the UGC
Group on the date of the Restructuring Agreement)              32.5%


Holders of UPC Preference Shares, UPC Ordinary Shares A
and UPC Priority Shares                                         2.0%


Under the Restructuring Agreement, UGC (on its own behalf and on behalf of the UGC Group) and the Participating Noteholders have agreed to vote in favor of the Plan as part of the Chapter 11 bankruptcy case and the Akkoord and other Restructuring proposals set forth in the Restructuring Agreement and to take other actions necessary to effectuate the terms of the Restructuring Agreement. As of the date of the Restructuring Agreement, the Participating Noteholders represented approximately 25% of all outstanding UPC Notes (approximately 38% of all outstanding UPC Notes held by holders other than the UGC Group). Collectively, as of the date of the Restructuring Agreement, the UGC Group and the Participating Noteholders hold approximately 60% of the outstanding UPC Notes. In addition, the UGC Group owns all of the outstanding Belmarken Notes, approximately 20% of all outstanding UPC Preference Shares, all

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of the outstanding UPC Priority Shares and approximately 53% of all outstanding
UPC Ordinary Shares A.

     Treatment of Other Creditors of the Company

     Critical Vendors. Under the terms of the Restructuring Agreement, the Company, the UGC Group, New UPC and the Participating Noteholders have acknowledged that certain creditors of the Company are critical to the operation of the business of the Company as a going concern ("Critical Vendors"). Accordingly, the parties to the Restructuring Agreement have agreed that the Company will use its commercially reasonable efforts to pay such Critical Vendors in full prior to the filing date of its Chapter 11 bankruptcy case, and to the extent that any Critical Vendors are not paid in full prior to the filing date, to support a motion in the U.S. Bankruptcy Court to permit the payment in full on or as soon as is possible after the filing date, subject to the consent of the Dutch administrator under the Akkoord. Furthermore, each of the parties to the Restructuring Agreement have agreed to take other action to ensure that the obligations of the Company to its Critical Vendors which remain unpaid on the date the Plan and the Akkoord become effective (the "Effective Date") are unimpaired, assumed and restated under the Plan and, subject to the consent of the Dutch administrator under the Akkoord, paid in full in cash on or as soon as practicable after the Effective Date. The Company will use its reasonable best efforts to obtain the permission of the Dutch administrator under the Akkoord to treat its Critical Vendors as "ransom-suppliers" and shall, subject to the approval of the U.S. Bankruptcy Court, pay the claims of such Critical Vendors in full in cash on or as soon as practicable after the filing date of its Chapter 11 bankruptcy case. If the Company and/or the Dutch administrator under the Akkoord determine after the filing date that there are additional "ransom-suppliers," the Company will use its reasonable best efforts to obtain any necessary approvals of the U.S. Bankruptcy Court to treat such additional "ransom-suppliers" as additional Critical Vendors for all purposes. In accordance with the Dutch Bankruptcy Code, Critical Vendors who are also "ransom-suppliers," having been paid shall not be treated as creditors of the Company and shall not be entitled to vote on the Akkoord and shall not receive any additional compensation as a result of the Plan or the Akkoord except having their claims paid in full in cash on or as soon as practicable after the filing date. The Restructuring Agreement provides that the parties will use their commercially reasonable efforts to treat the Critical Vendors who are not permitted to be treated as such in the Chapter 11 case and Dutch moratorium as general unsecured creditors of the Company, separately from the UPC Notes, the Belmarken Notes and all other classes of creditors under the Plan and the Akkoord and in a manner that is consistent with the treatment afforded to those creditors which are permitted to be treated as Critical Vendors (to the extent permitted by applicable law).

     General Unsecured Creditors. Under the Restructuring Agreement, all general unsecured creditors of the Company, other than holders of the UPC Notes, the Belmarken Notes and, to the extent applicable, Litigation Claims (as described below) ("General Unsecured Creditors") and Critical Vendors, other than Critical Vendors permitted to be treated separately from other General Unsecured Creditors, that will be affected by the Dutch moratorium will be offered the same proportionate consideration pursuant to Option 1, Option 2, the Akkoord option and the Dutch offer option described under "Distribution of Shares of New UPC Common Stock under the Plan and the Akkoord" above as if they held UPC Notes in the amount of their debt in full redemption of their claims once final adjudication by the U.S. Bankruptcy

Court or the Dutch Court, as the case may be, has been obtained. Any shares of New UPC Common Stock issued in consideration for the claims of General Unsecured Creditors will be in addition to the total number of shares of New UPC Common Stock issued to the holders of the UPC Notes, the Belmarken Notes, the UPC Preference Shares, the UPC Priority Shares and the UPC Ordinary Shares A as described under "Distribution of Shares of New UPC Common Stock under the Plan and the Akkoord" above.

Holders of Litigation Claims. The Restructuring Agreement contemplates that the Plan will provide for the subordination under section 510(b) of the U.S. Bankruptcy Code of certain litigation claims against the Company (the "Litigation Claims") and, if the U.S. Bankruptcy Court determines that these Litigation Claims are subject to subordination under section 510(b) of the U.S. Bankruptcy Code or otherwise, then the holders of these Litigation Claims will receive a portion of the shares of New UPC Common Stock to be issued in consideration for the UPC Ordinary Shares A and UPC Priority Shares, pari passu on a pro rata basis with the holders of the UPC Ordinary Shares A and the UPC Priority Shares based on an allowed interest in an amount to be determined by the U.S. Bankruptcy Court. If the U.S. Bankruptcy Court determines that the Litigation Claims are not to be subordinated under section 510(b) or otherwise, then the holders of the Litigation Claims are expected to receive same proportionate consideration on account of the Litigation Claims as if they held UPC Notes in the amount of their Litigation Claims in lieu of a cash payment. Any shares of New UPC Common Stock issued to the holders of Litigation Claims will be in addition to the total number of shares of New UPC Common Stock issued to the holders of the UPC Notes, the Belmarken Notes, the UPC Preference Shares, the UPC Priority Shares and the UPC Ordinary Shares A as described under "Distribution of Shares of New UPC Common Stock under the Plan and the Akkoord" above.

     Administrative and Other Priority Claims. Under the Restructuring Agreement, the Plan will provide that, on or as soon as practicable after the Effective Date, each holder of an allowed administrative or other priority claim under the U.S. Bankruptcy Code will be (i) paid in cash by the Company for the full amount of its allowed claim, (ii) left unimpaired and restated or (iii) be accorded such treatment as the Company and the holder of that claim agree in writing. The Company has agreed to use its best efforts to ensure that administrative claims in the Chapter 11 case are treated by the Company and the Dutch administrator similarly in the moratorium proceedings in The Netherlands.

     Outstanding Rights, Options and Warrants for Shares of the Company. Under the Restructuring Agreement, the Plan will provide that all rights, options and warrants to acquire UPC Ordinary Shares A, including rights, options and warrants held by the Company's employees under the Company's existing equity incentive plans, outstanding immediately prior to the Effective Date may remain outstanding, unless those rights, options and warrants can be cancelled in connection with the Restructuring or, in the case of rights, options and warrants held by Company employees, such rights, options and warrants are delivered to New UPC, in the discretion of New UPC's board of directors, in exchange for rights, options and warrants permitted to be issued by New UPC as described under "Shares of New UPC Common Stock Issuable under Management Incentive Plans" below.

     New UPC Board of Directors and Rights of the Participating Noteholders

     Under the Restructuring Agreement, New UPC's By-Laws and a stockholders agreement to be entered into among New UPC, UGC and the Participating Noteholders (the "Stockholders Agreement") will provide that, for a three year period beginning on the Effective Date,

     (i) a majority-in-interest of the Participating Noteholders will have the right to designate two individuals, each of whom must be acceptable to UGC, to serve as directors of New UPC (the "Noteholders' Directors"),

     (ii) the Board of Directors of New UPC will be comprised of ten members and the number of directors cannot be changed without the consent of the Noteholders' Directors,

     (iii) the Noteholders' Directors cannot be removed except for cause or upon written request of a majority-in-interest of the Participating Noteholders and

     (iv) upon removal, resignation or death of a Noteholders' Director, the Participating Noteholders will have the right to replace that Noteholders' Director.

     New UPC's By-Laws will provide the Noteholders' Directors, acting together, with the power to reject certain related party transactions between New UPC and its affiliates (other than subsidiaries of New UPC) subject to certain exceptions or if approved by a majority of the disinterested shareholders of New UPC.

     The Stockholders Agreement will provide the Participating Noteholders with "tag-along" rights for sale of their shares of New UPC Common Stock in the event that members of the UGC Group propose to sell 5% or more of the outstanding shares of New UPC Common Stock.

     Under the Restructuring Agreement, the Company, the UGC Group, New UPC and the Participating Noteholders have agreed that, after the Restructuring is completed, changes will be made to the corporate governance of the Company to ensure that (i) decisions taken by the board of directors of New UPC are implemented by the Company and (ii) rights of the Participating Noteholders in the management of New UPC and the approval requirements of the Participating Noteholders over related party transactions, each as described above, are also applicable to actions taken by the Company.

     Shares of New UPC Common Stock Issuable under Management Incentive Plans

     Under the Restructuring Agreement, the Plan will provide that, at the discretion of New UPC's board of directors, options with respect to no more than five (5) percent of New UPC's common equity outstanding immediately after the Effective Date, on a fully-diluted basis, can be issued during the three year period beginning on the Effective Date to certain members of the management and other employees of New UPC and its subsidiaries subject to certain limitations on pricing.

     Pre-emptive Rights of Holders of New UPC Common Stock

     Under the Plan, the holders of shares of New UPC Common Stock will have pre-emptive rights for the first (euro)1,538.46 million of equity or equity-linked securities issued by New UPC after the day that the Plan and the Akkoord become effective and final for cash or in exchange for assets (or other consideration) acquired from a related party.

     Capital Subscription in New UPC on Effective Date

     The Restructuring Agreement provides that the Plan will include a requirement that, on the Effective Date, New UPC will offer to each holder of UPC Notes and the Belmarken Notes the right to purchase a pro rata share of up to (euro)100 million of shares of New UPC Common Stock at the per share price implied by the Plan. This right will be exercisable only on the Effective Date. The (euro)100 million amount will be reduced by the net proceeds of any assets sold by the Company prior to the Effective Date (other than assets sold in the ordinary course of the Company's business in a manner consistent with its past practices) and by the net proceeds from any non-dilutive capital raised by the Company (other than capital received from UGC) (the "Maximum Subscription Amount"). The UGC Group has agreed to subscribe for its pro rata share of the Maximum Subscription Amount of shares of New UPC Common Stock to be issued on the Effective Date. In addition, the UGC Group has agreed to subscribe for the pro rata share of the Maximum Subscription Amount offered to the holders of the UPC Notes (other than the UGC Group) to the extent that such holders do not subscribe for their pro rata share of the Maximum Subscription Amount on the Effective Date.

     Consents and Approvals Necessary for the Consummation of the Restructuring

     The Company must receive various consents, approvals and rulings of various governmental authorities and other third parties, including, without limitation, the following:

     (i) confirmation of the Plan by the U.S. Bankruptcy Court in accordance with the provisions of the U.S. Bankruptcy Code and approval of the Plan by the requisite amount and number of creditors of the Company and, to the extent legally required, the requisite amount of shareholders of the Company, including, without limitation, by at least 66 2/3% in amount, and more than 50% in number, of the holders (other than the UGC Group) of the UPC Notes who actually vote on the Plan;

     (ii) approval of the Akkoord by 66 2/3% of the admitted (by the supervising Dutch judge) and recognized (by the Dutch administrator) ordinary creditors of the Company representing 75% in value of the admitted and recognized claims against the Company;

     (iii) ratification of the Akkoord by the Amsterdam Court;

     (iv) receipt of a final tax ruling from the Dutch tax inspector, the effect of which is that there will be no adverse effect upon the value of the Company as a result of the Dutch tax consequences of consummating the Restructuring on the terms set forth in the Restructuring Agreement;

     (v)  the elimination of the UPC Preference Shares;

     (vi) approval of (A) an amendment of Articles of Association of the Company to change the authorized share capital of the Company to 450 million Ordinary Shares A with a par value of (euro)0.02 per share, 50 billion ordinary shares C with a par value of (euro)0.02 per share, 300 priority shares with a par value of (euro)0.01 per share and 12,400 preference shares A with a par value of (euro)0.01 per share, and (B) the terms of the Restructuring by the voting shareholders of the Company at an extraordinary general meeting of the Company's shareholders; and

     (vii) approval of the Prospectus (as defined in the Restructuring Agreement) in respect of the Restructuring by the securities regulators of The Netherlands and Luxembourg.

     The Company has begun, or will promptly begin, to take steps to procure these consents, approvals and rulings in a timely fashion.

     The Company currently expects to complete the Restructuring in the first quarter of 2003. The Company cannot provide any assurances that (i) the Restructuring will not be delayed or terminated, (ii) the terms of the Restructuring will not be modified from the terms of the Restructuring Agreement set forth in Exhibit 99.2 or (iii) the Restructuring will be successfully completed on the terms set forth in the Restructuring Agreement or otherwise. If the Company's Restructuring is not successfully completed on the terms set forth in the Restructuring Agreement, the Company would likely have to renegotiate the terms of the Restructuring Agreement, sell or otherwise dispose of assets and businesses to raise funds necessary to satisfy its obligations or seek alternative means to restructure or extinguish its outstanding indebtedness.

     The description of the terms of the Restructuring Agreement contained in this Form 8-K shall not constitute an offer to exchange or sell, or the solicitation of an offer to exchange or buy, any securities of UPC or New UPC, or a solicitation of any votes in favor of the Plan or the Akkoord; nor shall there be any exchange or sale of securities of UPC or New UPC, or solicitation of votes in favor of the Plan or the Akkoord; in any jurisdiction in which such offer, exchange, sale or solicitation would be unlawful.

Waiver and Amendment

     The following is a summary of the significant terms of the Waiver and Amendment. The summary set forth below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the detailed provisions of the Waiver and Amendment. The full text of the Waiver and Amendment is attached as Exhibit 99.3 hereto.

     The Waiver and Amendment largely reflects a desire on behalf of the banking group to ensure that, post-restructuring, the UPC Group remains a viable enterprise. The Waiver and Amendment extends, until March 31, 2003, the waivers of the defaults arising under the UPC Distribution Facility as a result of the Company's decision not to make interest payments under the outstanding UPC Notes. In addition, the Waiver and Amendment amends the UPC Distribution Facility to

     (i) increase the interest margin applicable to outstanding amounts owed under the UPC Distribution Facility by 1.5% across all tranches;

     (ii) require the Company to pay a fee of 0.25% on the total commitment amount to the banks five business days after the Effective Date;

     (iii)reduce the total commitment amount under the facility to(euro)3.5 billion, effective October 7, 2002;

     (iv) increase headroom under the Company's Senior Debt (as defined in the UPC Distribution Facility) to Annualised EBITDA (as defined in the UPC Distribution Facility) covenant by increasing and extending the maximum ratios to the following:

          Test Date                                           Ratio
          ---------                                           -----
          March 31, 2003                                      8.25 : 1
          June 30, 2003                                       8.00 : 1
          September 30, 2003                                  7.75 : 1
          December 31, 2003                                   7.00 : 1
          March 31, 2004                                      6.50 : 1
          June 30, 2004                                       6.00 : 1
          September 30, 2004                                  5.25 : 1
          December 31, 2004                                   4.75 : 1
          March 31, 2005                                      4.25 : 1
          June 30, 2005                                       3.75 : 1
          September 30, 2005                                  3.50 : 1
          December 31, 2005                                   3.25 : 1
          March 31, 2006                                      2.75 : 1
          June 30, 2006                                       2.50 : 1
          September 30, 2006                                  2.25 : 1
          Thereafter                                          2.00 : 1


     (v) increase headroom under the Company's minimum EBIDTA (as defined in the UPC Distribution Facility) to Total Cash Interest (as defined in the UPC Distribution Facility) covenant by lowering and extending the minimum ratios to the following:

          Test Date                                           Ratio
          ---------                                           -----
          March 31, 2003                                      1.35 : 1
          June 30, 2003                                       1.35 : 1
          September 30, 2003                                  1.50 : 1
          December 31, 2003                                   1.75 : 1
          March 31, 2004                                      1.75 : 1
          June 30, 2004                                       2.00 : 1
          September 30, 2004                                  2.25 : 1
          December 31, 2004                                   2.50 : 1
          March 31, 2005                                      2.75 : 1
          June 30, 2005                                       3.00 : 1

          September 30, 2005                                  3.25 : 1
          Thereafter                                          3.50 : 1


     (vi) increase headroom under the Company's minimum EBIDTA to Senior Debt Service covenant by lowering and extending the minimum ratios to the following:

          Test Dates                                          Ratio
          ----------                                          -----
          December 31, 2003 to December 31, 2004              1.00 : 1
          March 31, 2005 to December 31, 2006                 1.10 : 1
          March 31, 2007 and thereafter                       1.50 : 1


    (vii) include an additional amount permitted to be drawn under the facility of(euro)100 million during the restructuring process;

   (viii) require the Company to make a capital contribution or subordinated shareholder loans of (euro)125 million to UPC Distribution within two business days after the completion of the Restructuring;

     (ix) include all corporate costs (together with the corresponding asset, as appropriate) for both the Company and UPC Distribution into the UPC Distribution Facility during 2003;

     (x) through an amendment to the definition of "Permitted Acquisition," (a) reduce the Permitted Acquisitions basket from (euro)500 million to
          (euro)100 million and (b) prohibit UPC Distribution from acquiring the share capital or assets of any entity owned by New UPC, the Company or any of their respective subsidiaries with money drawn under the UPC Distribution Facility;

     (xi) add a requirement that the Company use 10% of any net cash proceeds received by UPC Distribution or any company of which UPC Distribution is a subsidiary, including New UPC and the Company (a "Relevant Company"), from the issuance of any equity securities (or securities convertible or exchangeable into equity securities) to prepay a corresponding amount of the outstanding loans under the UPC Distribution Facility, except

          (a) if UPC Distribution's ratio of Senior Debt to Annualised EBITDA is less than or equal to 3.5:1 for the two most recent Ratio Periods (as defined in the UPC Distribution Facility),

          (b) to the extent that those net proceeds have been previously treated as net proceeds for purposes of that new section of the UPC Distribution Facility,

          (c) in respect of the(euro)100 million subscription by UGC for shares of New UPC Common Stock on the Effective Date pursuant to the terms of the Restructuring Agreement,

          (d) in respect of net proceeds received from a new issue of shares by UPC Holding B.V. (the immediate holding company of UPC Distribution and wholly-owned subsidiary of Belmarken) subscribed for by Belmarken, and

          (e) in respect of net proceeds relating to any issuance of shares where all of the shares issued are subscribed for by New UPC or any of its affiliates (including UGC and Liberty Media Corporation and their respective subsidiaries);

    (xii) restrict each Relevant Company from incurring any debt owed to any person other than New UPC and its affiliates (including UGC, Liberty Media Corporation and their respective subsidiaries) on or before December 31, 2004, and, after December 31, 2004, such debt may be incurred provided that, unless UPC Distribution's ratio of Senior Debt to Annualised EBITDA is equal to or less than 3.5:1 for the two most recent Ratio Periods, UPC Distribution shall prepay the amount of the facilities equal to 50% of such third party debt incurred; and

   (xiii) restrict each Relevant Company from creating any security interest over all or part of its present or future undertakings, assets, rights or revenues.

     In the Waiver and Amendment, the Majority Lenders (as defined in the UPC Distribution Facility) have confirmed that any waiver granted in respect of any Restructuring default will become permanent after completion of the Restructuring. In addition, UPC Distribution has agreed to provide certain information to the Lenders regarding the Restructuring, including monthly updates of the progress of the Restructuring, details of material changes to, or termination of, the Restructuring Agreement, the occurrence of Termination Events (as defined in the Waiver and Amendment) and completion of, and post-completion matters related to, the Restructuring.

Item 7.    Exhibits

         Exhibit Number       Description
         --------------       -----------

         99.1                 Press Release dated September 30, 2002.

         99.2 Restructuring Agreement, dated September 30, 2002, among United Pan-Europe Communications N.V., New UPC, Inc., UnitedGlobalCom, Inc., UGC Holdings, Inc., United Europe, Inc., United UPC Bonds, LLC, and certain holders of notes of United Pan-Europe Communications N.V.

         99.3 Waiver and Amendment Letter, dated September 30, 2002, between TD Bank Europe Limited (acting with the approval of the Majority Lenders) and UPC Distribution Holding B.V. (acting on its own behalf and on behalf of its subsidiaries party to the UPC Distribution Facility).

Item 9.  FD Disclosure

     During the course of the discussions and negotiations among the Company, UGC and other members of the UGC Group, the Participating Noteholders and their respective affiliates, representatives and financial and legal advisors regarding the various proposed structures for the Restructuring and the terms of the Restructuring Agreement, the Company provided certain information to the Participating Noteholders and their advisors under confidentiality agreements. These confidentiality agreements terminated upon the signing of the Restructuring Agreement. Set forth below is a description of certain information provided to the Participating Noteholders during the course of the discussions and negotiations surrounding the Restructuring Agreement. In certain cases, the information set forth below has been updated to reflect developments since the time information regarding these matters was provided to the Participating Noteholders.

     Operational Restructuring of the Company

     As part of the Restructuring, the Company transferred all of its operating and management functions and activities for its operating subsidiaries to newly-formed subsidiaries. In addition, the Company transferred the majority of its trade creditors and contracts to these new subsidiaries. The Restructuring Agreement contemplates that those new subsidiaries will not be affected by the Chapter 11 bankruptcy case or the Dutch moratorium proceeding.

     The Company's operating subsidiaries will continue to operate their businesses during the Company's Restructuring. However, it is possible that the Restructuring could adversely affect the relationships of the Company's subsidiaries with their suppliers, customers and employees. If such relationships are adversely affected, the Company's working capital position and financial condition could materially deteriorate. This deterioration could adversely affect the Company's ability to consummate the Restructuring.

     Certain Financial Projections Provided by the Company

     The Company does not, as a matter of course, make public any forecasts as to its future financial performance. However, in connection with the negotiations with UGC and the Participating Noteholders and the Participating Noteholders' review of the Company's and UGC's Restructuring proposals, the Company provided the Participating Noteholders with certain projected financial information concerning the Company. The information set forth herein contains a summary of the projected financial information provided to the Participating Noteholders, with such information updated as of September 30, 2002. The
Company has advised the Participating Noteholders that its internal financial forecasts (upon which the projections provided to the Participating Noteholders were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The projections disclosed herein also reflect numerous assumptions (not all of which were provided to the Participating Noteholders), all made by management of the Company, with respect to industry performance, general business, economic, market and financial conditions and other matters. Such assumptions regarding future events are difficult to predict, and many are beyond the Company's control. Accordingly, there can be no assurance that the assumptions made by the Company in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. The inclusion of the projections herein should not be regarded as an indication that any of the Participating Noteholders, UGC (or any member of the UGC Group), the Company or their respective affiliates, representatives or advisors consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. These projections are being provided only because the Company made the projections available to the Participating Noteholders, UGC and their respective advisors in connection with their discussions regarding the Restructuring proposals and the Restructuring Agreement. None of the Participating Noteholders, UGC, the Company or any of their respective affiliates, representatives or advisors makes any representation to any person regarding the projections, and none of them has or intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

     The Company provided to the Participating Noteholders and UGC (and other members of the UGC Group) the forecasts and targets in the table below for the fiscal years indicated for the Company on a pro forma consolidated basis. These forecasts and targets do not take into account any future dispositions or acquisitions.


                    United Pan-Europe Communications N.V.(1)

                                                                                  Year ended December 31,
                                                                          2002             2003             2004
                                                                          ----             ----             ----
                                                                          (in millions of Euros, except for basic
                                                                         subscribers and revenue generating units)
Pro Forma Consolidated Statement of Operations Data:
     Total revenues.............................................           1,440          1,631             1,960
     Total Adjusted EBITDA(2)...................................             278            547               792
Pro Forma Consolidated Statement of Cash Flow Data:(3)
     Total capital expenditures.................................            (385)          (338)             (335)
     Free cash flow before financing(4).........................            (107)           209               457
Pro Forma Balance Sheet Data (year-end):
     Total net debt(5)..........................................           3,530          3,531             3,345
Pro Forma Operating Data (year-end):
     Basic subscribers (in thousands)...........................           6,680          6,830             6,900
     Total revenue generating units (in thousands)(6)...........           8,200          9,000             9,700
--------------------

(1)      Excludes UPC Germany from August 1, 2002 and Priority Telecom from January 1, 2003.
(2)      "Adjusted EBITDA" is net operating loss before depreciation, amortization, stock-based compensation expense and impairment and restructuring charges. Industry analysts generally consider EBIDTA to be a helpful way to measure the performance of cable television operations and communications companies. Management believes that
         Adjusted EBITDA helps investors to assess the cash flow from operations from period to period and thus value the Company's business. The presentation of Adjusted EBITDA may not be comparable to statistics with a similar name reported by other companies. Not all companies and analysts calculate Adjusted EBITDA in the same manner.
(3)      The Company anticipates that working capital will remain relatively flat for each year in the three year period ended December 31, 2004.

                                      -13-

(4) "Free cash flow before financing" represents Adjusted EBITDA less capital expenditures before debt servicing costs.
(5) "Net debt" represents consolidated gross debt less consolidated cash balances. As of December 31, 2002, pro forma net debt assumes the elimination of the UPC Notes and the Belmarken Notes.
(6) Total revenue generating units represent illustrative revenue generating units which the Company may target in order to achieve its total revenue targets. As noted in previous announcements, the Company's strategic focus has shifted toward improving adjusted EBITDA and cash flow.


     These projections should be read together with the audited consolidated financial statements of the Company for the three years ended December 31, 2001 contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and the unaudited consolidated financial statements of the Company for the fiscal quarters ended March 31, 2002 and June 30, 2002 contained in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002 and June 30, 2002, respectively, that can be obtained from the Securities and Exchange Commission on its Internet website (www.sec.gov) or the Company's Internet website (www.upccorp.com).

     It is the understanding of the Participating Noteholders and UGC that the projections were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present operations in accordance with generally accepted accounting principles, and the Company's independent auditors have not examined, compiled or performed any procedures with respect to the projections presented herein, nor have they expressed any opinion or any other form of assurance of such information or its achievability, and accordingly assume no responsibility for them.

     This Current Report on Form 8-K (this "Report") contains forward-looking statements (any statement other than those made solely with respect to historical fact) based upon management's beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on a variety of assumptions that may not be realized and are subject to significant business, economic, judicial and competitive risks and uncertainties, including those set forth below, many of which are beyond the Company's control. The Company's actual operations, financial condition, cash flows or operating results may differ materially from those expressed or implied by any such forward-looking statements. These statements relate to the Company's future plans, objectives, expectations and intentions. These statements may be identified by the use of words like "believes," "expects," "may," "will," "would," "should," "seeks," "pro forma," "anticipates" and similar expressions. The Company undertakes no obligation to update or revise any such forward-looking statements.

     The forward-looking statements and the Company's liquidity, capital resources and results of operations are subject to a number of risks and uncertainties including, but not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company and its subsidiaries to operate pursuant to the terms of their existing credit facilities and arrangements; the ability to fund, develop and execute the Company's business plan; the ability of the Company to restructure its outstanding indebtedness on a satisfactory and timely basis; the ability of the Company to develop, confirm and consummate the Plan under the U.S. Bankruptcy Code and an Akkoord under the Dutch Bankruptcy Code; the ramifications of any restructuring; risks associated with not completing the Restructuring consistent with the Company's timetable; risks associated with third parties seeking and obtaining approval of the U.S. Bankruptcy Court or the Dutch Court to take actions inconsistent with, or detrimental to, the consummation of the Plan and the Akkoord; potential adverse developments with respect to the Company's liquidity or results of operations; competitive pressures from other companies in the same or similar lines of business as the Company; trends in the economy as a whole which may affect subscriber confidence and demand for the goods and services supplied by the Company; the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods and services; the acceptance and continued use by subscribers and potential subscribers of the Company's services; changes in technology and competition; the Company's ability to achieve expected operational efficiencies and economies of scale and its ability to generate expected revenue and achieve assumed margins; the ability of the Company to attract, retain and compensate key executives and other personnel; the ability of the Company to maintain existing arrangements and/or enter into new arrangements with third party providers and contract partners; potential adverse publicity, as well as other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this Report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


               UNITED PAN-EUROPE COMMUNICATIONS N.V.


               By:  /s/ ANTON A.M. TUIJTEN
                    -----------------------------------------------
                    Name: Anton A.M. Tuijten
                    Title: Member of the Board of Management and General Counsel




Dated: September 30, 2002